EXHIBIT 10(k)

MFRI, Inc. 2009 Non-Employee Directors Stock Option Plan

The Company may from time to time, prior to May 30, 2019, grant to directors who are not employees of the Company or any of its subsidiaries ("Qualified Participants") options to purchase shares of the Company's common stock (the "Plan"). The aggregate number of shares of such stock which may be sold to all optionees pursuant to this Plan shall not exceed 100,000; provided, however, that on May 1, 2010 and each May 1 thereafter until May 1, 2019, the aggregate number of shares that may be issued with respect to Awards pursuant to the terms of this Plan shall be increased by the number equal to 0.35% of the aggregate number of shares of common stock outstanding as of the last day of the most recently ended fiscal year of the Company.  Options shall be granted under this Plan as follows: (i) 10,000 shares of the Company's Common Stock shall be granted automatically to each Qualified Participant upon the date such Qualified Participant is first elected as a director of the Company and (ii) the greater of (x) 1,000 shares of the Company's Common Stock or (y) the number of shares subject to options most recently granted generally to the Company’s Tier 2 Managers (or comparable group of managers, as determined by the Board of Directors) shall be granted automatically to each Qualified Participant upon each date such Qualified Participant is re-elected as a director of the Company commencing with the annual meeting of stockholders held in 2009. Options may also be granted from time to time to such Qualified Participants and in such amounts as the Board of Directors deems necessary or desirable. The purchase price per share to be specified in any option granted pursuant to this Plan shall be the fair market value of such stock on the date such option is granted, and may be paid in cash, in common stock of the Company or in any combination thereof.

At any time when an optionee is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of an option, the optionee may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold shares of common stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the fair market value of such shares on the date that the amount of tax to be withheld shall be determined ("Tax Date"). Each Election must be made prior to the Tax Date. The Board may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

In the event of a stock dividend, stock split, or combination or other reduction in the number of issued shares of common stock of the Company, the Board of Directors of the Company shall make such adjustments in the number of unpurchased shares subject to this Plan, the number of shares subject to options outstanding under this Plan and the exercise price specified in options outstanding under this Plan as it may determine to be appropriate and equitable. In the event of a merger, consolidation, reorganization or dissolution of the Company, or the sale or exchange of substantially all of the Company's assets (i) the rights under options outstanding hereunder shall terminate, except to the extent and subject to such adjustments as may be provided by the Board of Directors of the Company or by the terms of the plan or agreement of merger, consolidation, reorganization, dissolution or sale or exchange of such assets; and (ii) the Company shall notify the holders of outstanding options of such event at least 30 days prior to the effective date of such event.

The Board of Directors of the Company may, in its discretion, prescribe such provisions and interpretations not inconsistent herewith as it shall deem necessary or desirable for the implementation of this Plan. The Board of Directors of the Company may, without stockholder consent, amend this Plan; provided, however, any amendment that would (i) materially increase the benefits accruing to participants hereunder, (ii) materially increase the number of shares which may be issued hereunder, (iii) materially expand the class of participants eligible to participate in this Plan, or (iv) expand the types of options or awards provided under this Plan, must be approved by a vote of the stockholders of the Company.

MFRI, INC. FORM OF OPTION
2009 Non-Employee Directors Stock Option Plan
[LETTERHEAD OF MFRI, INC.]
____________________, 20__

Dear Mr. ___________:

Pursuant to the 2009 Non-Employee Directors Stock Option Plan (the "Plan") of MFRI, Inc. (the "Company"), you are hereby granted a stock option to purchase, at the price of ___________ (1) per share, upon and subject to the provisions and conditions hereafter set forth a total of ___________ (2) shares of common stock of the Company in the installments, for the number of shares and to accrue on the dates shown below.

Number of Shares                                                           Accrual Date

__________ (3)                                           __________(4) 1, 20_____(5)
__________ (3)                                           __________(4) 1, 20_____(5)
__________ (3)                                           __________(4) 1, 20_____(5)
__________ (3)                                           __________(4) 1, 20_____(5)

Notwithstanding the foregoing, your right to exercise this option with respect to all shares shall accrue automatically immediately prior to a Change in Control.  As used  herein,  "Change in Control"  means:  (i) the  acquisition (other than from the Company) by any Person, as defined below, of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Company Voting Stock"); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination of the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that a Change in Control shall not include a public offering of capital stock of the Company. For purposes of this paragraph, a "Person" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than employee benefit plans sponsored or maintained by the Company and corporations controlled by the Company.

1.           100% of fair market value on date of grant.
2.           Insert size of grant (10,000, 1,000, or other).
3.           Amount equal to 25% of total grant.
4.           Month of Grant.
5.           Beginning with the first year subsequent to the year of the grant, insert in chronological order 4 years.

You may purchase all or any of the shares included in any installment under this option, on or after the date on which such installment accrues and not later than the expiration date hereinafter set forth, by making payment in full to the Treasurer of the Company, 7720 North Lehigh Avenue, Niles, Illinois 60714, for the shares, at the price per share herein described, whereupon you will receive a stock certificate representing the shares for which you have made payment, except that the Company shall not be obligated to deliver any stock unless and until (i) there has been compliance with any federal or state laws or regulations or national securities exchange or Nasdaq Stock Market requirements which the Company may deem applicable and (ii) all legal matters in connection with the sale and delivery of the stock have been approved by the Company's counsel.

In the alternative, options subject to this agreement may be exercised through a registered broker-dealer pursuant to cashless exercise procedures that are, from time to time, approved by the Board of Directors.  Proceeds from any such exercise shall be used to pay the exercise costs, which include the exercise price of the option, applicable taxes, brokerage commissions and SEC fees.  Any remaining proceeds from the sale shall be delivered to you in cash or stock, as specified by you.

Upon the exercise of any installment hereunder, the purchase price may be paid in cash or in common stock of the Company or a combination thereof. Each share of common stock received by the Company in payment of all or a portion of the purchase price specified in this option shall be valued at its fair market value on the date of exercise.

The Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, or the President of the Company (or any Vice President of the Company in the absence or unavailability of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors and the President) may suspend or postpone the receipt of shares in payment of the purchase price specified in this option if at any time (i) he has knowledge of information concerning the Company which upon disclosure to the public might, in his opinion, materially affect the market price of the Company's common stock, (ii) non-Company events of an extraordinary nature occur which, in his opinion, may not have been effectively reflected in the market, or (iii) such suspension or postponement for any other reason would, in his opinion, be in the best interests of the Company.

The Board of Directors hereby reserves and shall have the right, by written notice to you, to change the provisions of this option in any manner that it may deem necessary or advisable to carry out the purpose of this grant as a result of, or to comply with, any change in applicable regulations, interpretations or statutory enactment, provided that any such change shall be applicable only to shares for which payment shall not then have been made as herein provided.

If you cease to be a director of the Company (other than for death or permanent disability), you may pay for and receive all or any of the shares constituting any installment or installments under this option that shall have accrued at the date you cease to be a director and for which you shall not then have made payment as provided herein until the expiration date of this option; provided, however, if you cease to be a director because you were removed, in whole or substantial part, for gross negligence or willful misconduct in the execution of your duties, or for conviction of, or entry of a plea of guilty or nolo contendere to, any felony or any act of fraud, embezzlement, misappropriation, or a crime involving moral turpitude, then any option for which you have not made payment shall terminate on the date of such removal.

If you cease to be a director of the Company by reason of your permanent disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), then until the expiration date of this option, you may pay for and receive all or any of the shares constituting any installment or installments (whether accrued or not) hereunder for which you shall not then have made payment as provided herein. In the event of your death while a director, the executor or administrator of your estate may, until the expiration date of this option, pay for and receive all or any of the shares included in any installment or installments (whether accrued or not) hereunder for which you shall not then have made payment as provided herein.

In the event of stock dividend, stock split, or combination or other reduction in the number of issued shares of common stock of the Company, the Board of Directors shall make such adjustments in the number of unpurchased shares subject to this option and in the exercise price per share as it may determine to be appropriate and equitable.

In the event of a merger, consolidation, reorganization or the dissolution of the Company, or the sale or exchange of substantially all of the Company's assets (i) your rights under this option shall terminate, except to the extent and subject to such adjustments as may be provided by the Board of Directors or by the terms of the plan or agreement of merger, consolidation, reorganization, dissolution, or sale or exchange of such assets; and (ii) the Company shall notify you of any such event at least thirty days prior to the effective date of such event.

At any time when you are required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with the exercise of this option, you may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold shares of common stock having a value equal to the amount required to be withheld. The value of the shares to be withheld shall be based on the fair market value of such shares on the date that the amount of tax to be withheld shall be determined ("Tax Date"). Each Election must be made prior to the Tax Date. The Board may disapprove of any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

The Election must be made either six months prior to the Tax Date or must be made during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

This option shall be exercisable during your lifetime only by you and shall not be transferable by you, expressly or by operation of law, except in the event of your death, and then only to the extent and subject to the provisions and conditions herein set forth. Any attempted transfer or other disposition thereof by you shall be void and shall constitute valid grounds for cancellation of this option by the Company.

If the Plan is not approved by the stockholders of the Company, then any options granted pursuant to the Plan prior to such vote of stockholders shall be null and void.

This option and all your rights hereunder shall, unless sooner terminated in accordance with the provisions hereof, cease and terminate on______________(6) (the "expiration date"), at 5:00 p.m., Niles, Illinois business time.

______________________
6           Last day of month preceding date ten years after date of grant.

Please acknowledge receipt of this option at the bottom of the duplicate copy herewith enclosed and return the same within 30 days from the date hereof to the office of the Treasurer of the Company, 7720 North Lehigh Avenue, Niles, Illinois 60714.

MFRI, INC.
By:
Its:

I hereby acknowledge receipt of the foregoing option.

Signature